As filed with the Securities and Exchange Commission on January 18, 2000
                                                   Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             ___________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ___________________

                         RATIONAL SOFTWARE CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             ___________________
          DELAWARE                                      54-1217099
(STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)
                             ___________________

                             18880 HOMESTEAD ROAD
                         CUPERTINO, CALIFORNIA  95014
                                (408) 863-9900
(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                     1998 Employee Stock Purchase Plan
              ObjecTime Limited U.S. Stock Option Plan (1997)
            ObjecTime Limited Canadian Stock Option Plan (1997)
              ObjecTime Limited 1998 U.S. Stock Option Plan
            ObjecTime Limited 1998 Canadian Stock Option Plan
                           (FULL TITLE OF THE PLAN)
                             ___________________

                              TIMOTHY A. BRENNAN
                     CHIEF FINANCIAL OFFICER AND SECRETARY
                               RATIONAL SOFTWARE
                                  CORPORATION
                             18880 HOMESTEAD ROAD
                         CUPERTINO, CALIFORNIA  95014
                                (408) 863-9900
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                              ___________________

                                   Copy to:
                          KATHARINE A. MARTIN, ESQ.
                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION
                              650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                (650) 493-9300
                             ___________________


                         CALCULATION OF REGISTRATION FEE
===============================================================================

                                           Proposed     Proposed
                                            Maximum     Maximum
         Title of Each            Amount   Offering    Aggregate     Amount of
      Class of Securities         to be    Price Per    Offering    Registration
        to be Registered        Registered Share(1)     Price(1)      Fee(2)
------------------------------- ---------- --------- -------------- -----------
1998 Employee stock Purchase Plan
Common Stock, $0.01 par value
(shares reserved for future
grant) (1)......................  321,764    $41.65    $13,401,471    $3,538

ObjecTime Limited U.S. Stock Option
Plan (1997) Common Stock, $0.01
par value approved for issuance
thereunder (2)..................    8,700     $7.61        $66,203       $17

ObjecTime Limited Canadian Stock
Option Plan (1997) Common Stock,
$0.01 par value approved for
issuance thereunder (3).........   33,200     $6.08       $201,813       $53

ObjecTime Limited 1998 U.S. Stock
Option Plan  Common Stock, $0.01
par value approved for issuance
thereunder (4)..................   39,000    $11.50       $448,617      $118

ObjecTime Limited 1998 Canadian
Stock Option Plan Common Stock,
$0.01 par value approved for
issuance thereunder (5).........  279,100    $11.50     $3,210,487      $848
                                ---------- --------- -------------- -----------
        TOTALS..................  681,764              $17,325,591    $4,574
===============================================================================




(1) The indicated number of shares to be registered represents additional shares issuable under the listed plan that are not covered by prior registration statements. Price per share and aggregate offering price estimated in accordance with Rule 457 (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based upon eighty-five percent of the average of the high and low price as reported on the Nasdaq National Market on January 15, 1999, the price at which options are granted pursuant to the plan.

(2) All options outstanding under the ObjecTime Limited U.S. Stock Option Plan (1997), as amended on January 7, 1999, (the "ObjecTime Options") are exercisable for the Registrant's Common Shares. The ObjecTime Options were assumed by the Registrant pursuant to the Registrant's acquisition of ObjecTime Limited effective January 13, 2000. The exercise price per share is determined by dividing the weighted average exercise price for ObjecTime Options by the conversion ratio of .03880, which was used in the acquisition.

(3) All options outstanding under the ObjecTime Limited Canadian Stock Option Plan (1997), as amended on January 7, 1999, (the "ObjecTime Options") are exercisable for the Registrant's Common Shares. The ObjecTime Options were assumed by the Registrant pursuant to the Registrant's acquisition of ObjecTime Limited effective January 13, 2000. The exercise price per share is determined by dividing the weighted average exercise price for ObjecTime Options by the conversion ratio of .03880, which was used in the acquisition.

(4) All options outstanding under the ObjecTime Limited 1998 U.S. Stock Option Plan, as amended on January 7, 1999, (the "ObjecTime Options") are exercisable for the Registrant's Common Shares. The ObjecTime Options were assumed by the Registrant pursuant to the Registrant's acquisition of ObjecTime Limited effective January 13, 2000. The exercise price per share is determined by dividing the weighted average exercise price for ObjecTime Options by the conversion ratio of .03880, which was used in the acquisition.

(5) All options outstanding under the ObjecTime Limited 1998 Canadian Stock Option Plan, as amended on January 7, 1999, (the "ObjecTime Options") are exercisable for the Registrant's Common Shares. The ObjecTime Options were assumed by the Registrant pursuant to the Registrant's acquisition of ObjecTime Limited effective January 13, 2000. The exercise price per share is determined by dividing the weighted average exercise price for ObjecTime Options by the conversion ratio of .03880, which was used in the acquisition.

============================================================================

                               PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration
Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

(a) The Registrant's Annual Report on Form 10-K for the year ended March 31, 1999 as filed with the Commission.
(b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1999 and September 30, 1999 filed pursuant to the Exchange Act.
(c) The Registrant's Current Reports on Form 8-K dated December 16, 1999 filed with the Commission.
(d) The description of the Registrant's Common Stock contained in the Registration Statement on Form S-4 (File No. 333-29799) filed by the Registrant with the Commission on June 25, 1997 and any amendment or report filed hereafter for the purpose of updating such description.
(e) Item 1 of Registrant's Form 8-A dated May 25, 1984 as amended on Form 8-A/A dated May 25, 1995, filed with the Commission.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Registrant's Certificate of Incorporation, as amended, and Bylaws provide for indemnification of its officers, directors, employees and other agents to the maximum extent permitted by the Delaware Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors, the form of which is attached hereto as Exhibit 10.1.

Item 7. Exemption from Registration Claims.

Not applicable.

Item 8. Exhibits


Exhibit
Number    Desription

4.1 The 1998 Employee Stock Purchase Plan is incorporated herein by reference to the Registrant's Registration Statement on Form S-8 as filed on January 22, 1999 (File No. 333-70989).

4.2 The ObjecTime Limited U.S. Stock Option Plan, as amended on January 7, 1999, (1997) and form of Stock Option Agreement including all amendments through January 7, 1999 thereunder

4.3 The ObjecTime Limited Canadian Stock Option Plan, as amended on January 7, 1999 (1997) and form of Stock Option Agreement including all amendments through January 7, 1999 thereunder

4.4 The ObjecTime Limited 1998 U.S. Stock Option Plan, as amended on January 7, 1999, and form of Stock Option Agreement thereunder

4.5 The ObjecTime Limited 1998 Canadian Stock Option Plan, as amended on January 7, 1999, and form of Stock Option Agreement thereunder

5.1 Opinion of counsel as to legality of Securities being registered.

10.1 Form of Indemnification Agreement is incorporated herein by reference to the Registrant's Registration Statement on Form S-4 (Registration No. 333-19669), filed with the Commission on January 13, 1997, as amended on January 17, 1997.

23.1      Consent of Ernst & Young LLP, Independent Auditors.

23.2      Consent of KPMG LLP, Independent Auditors.

23.3      Consent of Counsel (contained in Exhibit 5.1).

24.1      Power of Attorney (see page II-2).


Item 9. Undertakings.
(a) Rule 415 Offering. The undersigned registrant hereby undertakes:
1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
   (i) To include any prospectus required by section
       10(a)(3) of the Securities Act of 1933;
   (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
  (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 ((S)239.13 of this chapter) or Form S-8 ((S)239.16(b) of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporations Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


























                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on January 18, 2000.

                                     RATIONAL SOFTWARE CORPORATION



                            By:   /s/ Timothy A. Brennan
                                  -----------------------
                            Timothy A. Brennan
                            Senior Vice President, Chief Financial Officer, and Secretary
                            (Principal Financial Officer & Principal
                            Accounting Officer)

                               POWER OF ATTORNEY

   KNOW ALL THESE PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul D. Levy and Timothy A. Brennan and each of them, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that each said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: January 18, 2000  /s/ Paul D. Levy
                        --------------------------------------------
                        Paul D. Levy, Chairman of the Board


Date: January 18, 2000  /s/ Michael T. Devlin
                        --------------------------------------------
                        Michael T. Devlin, Chief Executive Officer
                        and Director


Date: January 18, 2000  /s/ Timothy A. Brennan
                        --------------------------------------------
                        Timothy A. Brennan, Senior Vice President, Chief
                        Financial Officer,  and Secretary
                        (Principal Financial Officer
                        & Principal Accounting Officer)



Date: January 18, 2000  /s/ Leslie G. Denend
                        --------------------------------------------
                        Leslie G. Denend, Director


Date: January 18, 2000  /s/ John E. Montague
                        --------------------------------------------
                        John E. Montague, Director


Date: January 18, 2000  /s/ Allison R. Schleicher
                        --------------------------------------------
                        Allison R. Schleicher, Director

Index to Exhibits

Exhibit
Number    Desription

4.1 The 1998 Employee Stock Purchase Plan is incorporated herein by reference to the Registrant's Registration Statement on Form S-8 as filed on January 22, 1999 (File No. 333-70989).

4.2 The ObjecTime Limited U.S. Stock Option Plan, as amended on January 7, 1999, (1997) and form of Stock Option Agreement including all amendments through January 7, 1999 thereunder

4.3 The ObjecTime Limited Canadian Stock Option Plan, as amended on January 7, 1999 (1997) and form of Stock Option Agreement including all amendments through January 7, 1999 thereunder

4.4 The ObjecTime Limited 1998 U.S. Stock Option Plan, as amended on January 7, 1999, and form of Stock Option Agreement thereunder

4.5 The ObjecTime Limited 1998 Canadian Stock Option Plan, as amended on January 7, 1999, and form of Stock Option Agreement thereunder

5.1 Opinion of counsel as to legality of Securities being registered.

10.1 Form of Indemnification Agreement is incorporated herein by reference to the Registrant's Registration Statement on Form S-4 (Registration No. 333-19669), filed with the Commission on January 13, 1997, as amended on January 17, 1997.

23.1      Consent of Ernst & Young LLP, Independent Auditors.

23.2      Consent of KPMG LLP, Independent Auditors.

23.3      Consent of Counsel (contained in Exhibit 5.1).

24.1      Power of Attorney (see page II-2).